UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2011

TUCANA LITHIUM CORP.
 (Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-149552	75-3266961
(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155
Las Vegas, NV, 89103
_______________________________________________
(Address of principal executive offices and zip code)

1-800-854-7970
___________________________________________
(Registrant’s telephone number including area code)

________________________________________________
(Former Name and Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2011, Tucana Lithium Corp., a Nevada corporation (the “Company”) entered into a geological and management services agreement (the “Agreement”) with Nemaska Exploration Inc. (“Nemaska”) to coordinate and execute the Company’s Spring/Summer 2011 exploration program.  The exploration campaign will be lead by geologist Yves Caron. The Agreement term is for a period of 6 months and is subject to certain termination provisions described in the Agreement.

Nemaska will provide exploration services to the Company subject to the schedule of fees below.

Position	Cost per day
Sr. consultant - QP services	$1000
Project manager – i.t. geologist	$600
Student geologist	$450
Geologist assistant	$350

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits:

10.1           Geological and Management Services Contract between Nemaska Exploration Inc. and Tucana Lithium Corp.
99.1           Press Release

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCANA LITHIUM CORP.

Date: June 13, 2011	By:	/s/ Jordan Starkman
Jordan Starkman
Chief Executive Officer